[drugstore.com logo]

FOR IMMEDIATE RELEASE

Contact:

drugstore.com, inc. Investor Relations:

Judith McGarry Chris Danne or Brinlea Johnson

415-971-2900 415-217-5865 or 415-269-2645

jmcgarry@drugstore.com chris@blueshirtgroup.com brinlea@blueshirtgroup.com

drugstore.com, inc. Announces Fourth Quarter 2004 and Full Year 2004 Financial Results

Company Reports Record Revenues and Quarterly and Annual Net Sales Growth of 47%

BELLEVUE, WA -- February 2, 2005 - drugstore.com, inc. (NASDAQ: DSCM), a leading online provider of health, beauty, vision, and pharmacy products, today announced its financial results for the fourth quarter and full year ended January 2, 2005.

The company reported a 47% year-over-year increase in net sales for the full year, to $360.1 million, and fourth quarter 2004 net sales of $103.6 million, the largest quarterly revenue in the history of the company.

"Many of our key metrics -- revenues, customer growth, order volumes, and basket sizes -- are showing robust growth," said Dawn Lepore, chief executive officer and chairman of the board of drugstore.com, inc. "These results underscore both strong and sustained consumer demand, and our ability to execute in our business."

"We're also seeing excellent growth in our flagship segments," said Bob Barton, vice president and chief financial officer of drugstore.com, inc. "For the fourth quarter, mail-order pharmacy net sales increased 41% year-over-year, and our OTC business (excluding our wholesale operations) saw a year-over-year increase of 28% in net sales."

Gross margin was 20.2% for the fourth quarter, growing 50 basis points over the third quarter of 2004, largely due to an increased proportion of higher-margin OTC sales. Gross margin was 20.3% for the full year. Gross margin for the fourth quarter declined by 200 basis points from the fourth quarter of 2003, in part due to an increase in shipping costs resulting from the company's Free 3-day Shipping offer that was implemented during fiscal year 2004, and a higher proportion of lower-margin sales. However, the company saw strong sales from repeat customers and 34% growth in gross profit dollars.

Net loss for the fourth quarter was $5.4 million, or $0.07 per share, and $47.7 million, or $0.62 per share, for the year. Adjusted EBITDA loss was $1.2 million for the fourth quarter and $5.8 million for the entire year. The fourth quarter net loss reflects $400,000 of CEO transition costs and a $250,000 write-down of decommissioned software associated with the company's Custom Nutrition Services platform that had been previously capitalized.

As previously disclosed, drugstore.com, inc. operates on a 52/53-week retail calendar year, with each quarter in a 52-week fiscal year representing a 13-week period. Fiscal year 2004 was a 53-week fiscal year, with the fourth quarter representing a 14-week period.

Outlook for the First Quarter 2005 and Full Year 2005

Stated Lepore, "We have proven our ability to grow net sales, but I was brought on board to take a hard look at this business, and to leverage its sales growth and produce long-term, sustained profitability. I very strongly believe that drugstore.com has an exciting opportunity, but we need to invest in our brand, marketing and technology. Our fiscal 2005 guidance reflects that plan."

For the 2005 fiscal year, drugstore.com, inc. is targeting net sales in the range of $400 million to $420 million, with OTC net sales targeted to grow by 20% to 30%, mail-order pharmacy net sales by 15% to 23%, vision net sales by 5% to 16% and local pick-up pharmacy net sales remaining relatively flat. The company is targeting a GAAP net loss in the range of $19 million to $24 million, and an EBITDA loss in the range of $3 million to $8 million, for the full fiscal year. For the first quarter of 2005, the company is targeting a net sales range of $86.5 million to $93.5 million, a net loss range of $7.5 million to $9.5 million, and an EBITDA loss range of $3 million to $5 million. Note: the net loss ranges provided do not reflect the implementation of Statement of Financial Accounting Standards No. 123R ("Share Based Payments"), which will be effective July 1, 2005. During the year the company will update its guidance as necessary to reflect any impact of implementing this standard.

Fiscal 2005 is a 52-week year, with the first quarter representing a 13-week period.

Financial and Operational Highlights for the Fourth Quarter of 2004
(all comparisons are made with the fourth quarter of 2003, unless otherwise noted)

Net Sales Highlights:

  Net sales in the OTC segment grew by 41% to $47.9 million (28% growth when excluding wholesale OTC sales), with net sales from repeat OTC customers growing by 34%. For the year, net sales from repeat OTC customers grew by 37%.
  Mail-order pharmacy net sales grew by 41% to $18.1 million.
  Total order volume in the fourth quarter (including wholesale OTC orders) grew by 42%, to 1.3 million orders processed.
  Average net sales per order were $78, an all-time high. Average net sales per order for the mail-order pharmacy segment grew 16% to $140, OTC net sales per order grew 2% to $59 ($62 excluding wholesale OTC sales), vision net sales per order grew 13% to $80, and LPU net sales per order grew 8% to $107.
  Revenue from repeat customers represented 74% of net sales.

Key Customer Milestones:
  Approximately 6 million customers have been served since inception.
  The number of active customers grew by 472,000 during the year, to approximately 1.87 million.
  The average annual spend per active customer grew 3% to approximately $182.

Other Financial Highlights:
  Fulfillment and order processing expenses improved to 10.6% of net sales, an all-time low as a percentage of net sales.
  Marketing and sales expenses improved to 6.1% of net sales, also an all-time low. Marketing and sales expense per new customer declined by more than $3 from the third quarter of 2004, to $19.
  During the quarter, the company capitalized $557,000 in labor costs associated with internally developed software.
  Inventory turned at an annualized rate of 18 during the quarter.

Conference Call

Investors, analysts, and other interested parties are invited to join the drugstore.com™ quarterly conference call on Wednesday, February 2, 2005 at 8:00 a.m. ET (5:00 a.m. PT). To participate, callers should dial 800-240-2134 (international callers should dial 303-262-2140) five minutes beforehand. Investors may also listen to the conference call live at www.drugstore.com (under Corporate Information), by clicking on the "audio" hyperlink. A replay of the call will be available through Friday, February 4, 2005 at 800-405-2236 (enter pass code 11021339) or internationally at 303-590-3000 (enter pass 11021339) beginning two hours after completion of the call.

Non-GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, drugstore.com, inc. uses the non-GAAP measure of adjusted EBITDA, defined as earnings before interest, taxes, depreciation, and amortization of intangible assets, non-cash marketing expenses and stock-based compensation, and adjusted to exclude non-cash charges for impairment of goodwill, other intangible assets and a non-cash litigation settlement. This non-GAAP measure is provided to enhance the user's overall understanding of the company's current financial performance and prospects for the future. Management believes that adjusted EBITDA, as defined, provides useful information to the company and to investors by excluding certain items that may not be indicative of the company's core operating results. In addition, because drugstore.com, inc. has historically provided EBITDA measures to investors, management believes that including EBITDA measures provides consistency in the company's financial reporting. However, adjusted EBITDA should not be considered in isolation, or as a substitute for, or as superior to, net loss, cash flows, or other consolidated loss or cash flow data prepared in accordance with GAAP, or as a measure of the company's profitability or liquidity. Although EBITDA is frequently used as a measure of operating performance, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. Net loss is the closest financial measure prepared by the company in accordance with GAAP in terms of comparability to adjusted EBITDA profit or loss.

drugstore.com, inc. also uses non-GAAP measures in which wholesale OTC sales are excluded from OTC segment sales data. These non-GAAP measures are provided to enhance the user's overall understanding of the company's financial performance in the OTC segment. Management believes that these reporting metrics provide useful information to the company and to investors by excluding certain items that may not be indicative of the company's core operating results in the OTC segment. By excluding wholesale OTC sales from OTC sales data, the company can more effectively assess the buying behavior of, and the company's financial performance with respect to, its own OTC customers (those customers making purchases through Web sites owned by drugstore.com, inc. and its subsidiaries). However, these non-GAAP measures should not be considered in isolation, or as a substitute for, or as superior to, OTC segment sales data prepared in accordance with GAAP, or as a measure of the company's overall performance in the OTC segment. OTC segment sales measures are the closest financial measures prepared by the company in accordance with GAAP in terms of comparability to OTC segment sales measures that exclude wholesale OTC sales.

About drugstore.com, inc.

drugstore.com, inc. (NASDAQ: DSCM) is a leading online provider of health, beauty, vision, and pharmacy products. The drugstore.com™ online store provides a convenient, private, and informative shopping experience that encourages consumers to purchase products essential to healthy, everyday living. The online store offers thousands of brand-name personal health care products at competitive prices; a full-service, licensed retail pharmacy; and a wealth of health-related information, buying guides, and other tools designed to help consumers make informed purchasing decisions. Consumers can personalize their shopping experiences with shopping lists, e-mail reminders for replenishing regularly used products, and private e-mail access to pharmacists and beauty experts for questions.

drugstore.com, inc. has been awarded the Verified Internet Pharmacy Practice Sites (VIPPS) certification by the National Association of Boards of Pharmacy (NABP) as a fully licensed facility exercising competent, safe pharmacy practices in compliance with federal and state laws and regulations.

The financial results contained in this press release are preliminary and unaudited. In addition, this press release contains forward-looking statements regarding future events or the future financial and operational performance of drugstore.com, inc. Words such as "expects," "believes," "anticipates," "intends," "may," "will," "plan," "continue," "forecast," "remains," "would," "should," and similar expressions, are intended to identify forward-looking statements. Forward-looking statements are based on current expectations, are not guarantees of future performance and involve assumptions, risks, and uncertainties. Actual performance may differ materially from those contained or implied in such forward-looking statements. Risks and uncertainties that could lead to such differences could include, among other things: effects of changes in the economy, consumer spending, fluctuations in the stock market, changes affecting the Internet, online retailing and advertising, the company's limited operating history, difficulties establishing our brand and building a critical mass of customers, the unpredictability of future revenues and expenses and potential fluctuations in revenues and operating results, risks related to business combinations and strategic alliances, possible tax liabilities relating to the collection of sales tax, consumer trends, the level of competition, seasonality, the timing and success of expansion efforts, recent changes in senior management, risks related to systems interruptions, possible governmental regulation and the ability to manage a rapidly growing business. Additional information regarding factors that potentially could affect the business, financial condition and operating results of drugstore.com, inc. is included in the company's periodic filings with the SEC on Forms 10-K and 10-Q and the Form 8-K filed with the SEC on October 14, 2004. drugstore.com, inc. expressly disclaims any intent or obligation to update any forward-looking statement, except as otherwise specifically stated by it.

DRUGSTORE.COM, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended		Twelve Months Ended
	January 2,	December 28,	January 2,	December 28,
	2005	2003	2005	2003
	(unaudited)		(unaudited)	(audited)

Net sales	$ 103,606	$ 70,583	$ 360,099	$ 245,733

Costs and expenses:
Cost of sales	82,627	54,923	286,858	195,501
Fulfillment and order processing	11,010	7,569	39,416	28,888
Marketing and sales	6,355	5,012	24,567	17,482
Technology and content	2,839	1,966	9,483	8,283
General and administrative	4,858	2,779	16,200	11,111
Amortization of intangible assets	796	609	3,952	1,725
Amortization of stock-based compensation	623	277	1,238	2,014
Impairment of goodwill and other intangible assets	—	—	26,480	—
Total costs and expenses	109,108	73,135	408,194	265,004

Operating loss	(5,502)	(2,552)	(48,095)	(19,271)

Interest income, net	139	112	360	622

Net loss	$ (5,363)	$ (2,440)	$ (47,735)	$ (18,649)

Basic and diluted net loss per share	$ (0.07)	$ (0.03)	$ (0.62)	$ (0.27)
Weighted average shares outstanding used to compute basic and diluted net loss per share	79,895,117	70,651,803	76,650,915	69,148,872

SUPPLEMENTAL INFORMATION: Gross Profit, Gross Margin, and Adjusted EBITDA Profit (Loss) (See Note 1 below):
USD (in thousands), unless otherwise indicated	Three Months Ended		Twelve Months Ended
	January 2, 2005	December 28, 2003	January 2, 2005	December 28, 2003
1. Gross Profit and Gross Margin
Net sales	$ 103,606	$ 70,583	$ 360,099	$ 245,733

Cost of sales	82,627	54,923	286,858	195,501

Gross profit	$ 20,979	$ 15,660	$ 73,241	$ 50,232

Gross margin	20.2%	22.2%	20.3%	20.4%

2. Reconciliation of Net Loss to Adjusted EBITDA Profit (Loss) (see Note 2 below)
(a) Reconciliation of Net Loss to Adjusted EBITDA Profit (Loss) Calculated As:
USD (in thousands), unless otherwise indicated	Three Months Ended		Twelve Months Ended
	January 2, 2005	December 28, 2003	January 2, 2005	December 28, 2003

Net loss	$ (5,363)	$ (2,440)	$ (47,735)	$ (18,649)
Amortization of intangible assets	796	609	3,952	1,725
Amortization of non-cash marketing	573	574	2,291	2,290
Non-cash litigation settlement	17	—	492	—
Amortization of stock-based compensation	623	277	1,238	2,014
Impairment of goodwill and other intangible assets	—	—	26,480	—
Depreciation (see Note 2 below)	2,301	1,647	7,872	6,430
Interest income, net	(139)	(112)	(360)	(622)
Adjusted EBITDA profit (loss)	$ (1,192)	$ 555	$ (5,770)	$ (6,812)

(b) Reconciliation of Forecasted Q1 2005 and FY 2005 Net Loss Range to Forecasted Q1 2005 and FY 2005 EBITDA Loss Range Calculated As:

Three Months Ended April 3, 2005			Twelve Months Ended January 1, 2006
Range High		Range Low	Range High	Range Low
Estimated net loss	$ (7,500)	$ (9,500)	$ (19,000)	$ (24,000)
Estimated amortization of intangible assets	800	800	2,925	2,925
Estimated amortization of non-cash marketing	575	575	2,300	2,300
Estimated amortization of stock-based compensation	560	560	1,525	1,525
Estimated depreciation	2,575	2,575	9,325	9,325
Estimated interest income, net	(10)	(10)	(75)	(75)
Estimated EBITDA loss	$ (3,000)	$ (5,000)	$ (3,000)	$ (8,000)

NOTE 1: Supplemental information related to the company's gross profit, gross margin and adjusted EBITDA loss for the three and twelve months ended January 2, 2005 and December 28, 2003, is presented for informational purposes only and is not prepared in accordance with generally accepted accounting principles.

NOTE 2: Adjusted EBITDA profit (loss) is defined as loss before interest, taxes, depreciation, and amortization of intangible assets, non-cash marketing expense and stock-based compensation, and adjusted to exclude non-cash charges for impairment of goodwill, other intangible assets and a non-cash litigation settlement.

Depreciation expense excluded from adjusted EBITDA profit (loss) is classified in the following financial statement line items:
	Three Months Ended		Twelve Months Ended
	January 2,	December 28,	January 2,	December 28,
	2005	2003	2005	2003
Fulfillment and order processing	$ 1,306	$ 1,221	$ 5,088	$ 4,741
Marketing and sales	—	—	—	—
Technology and content	636	204	1,675	881
General and administrative	359	222	1,109	808
Depreciation	$ 2,301	$ 1,647	$ 7,872	$ 6,430

SUPPLEMENTAL INFORMATION: Net sales by reporting segment:
	Three Months Ended		Twelve Months Ended
	January 2,	December 28,	January 2,	December 28,
	2005	2003	2005	2003
Mail-order pharmacy	$ 18,104	$ 12,830	$ 63,936	$ 49,155
Local pick-up pharmacy	25,739	21,482	92,440	85,131
Over-the-Counter (OTC)	47,875	33,978	155,316	109,154
Vision	11,888	2,293	48,407	2,293
Consolidated	$ 103,606	$ 70,583	$ 360,099	$ 245,733

SUPPLEMENTAL INFORMATION: Reconciliation of OTC Net Sales to OTC Net Sales Excluding Wholesale OTC (see Note 3 below):
	Three Months Ended
	January 2, 2005	September 26, 2004	December 28, 2003
	(in thousands, except orders shipped and per order data)
Over-the-Counter (OTC):
Net sales	$ 47,875	$ 35,249	33,978
Wholesale OTC net sales	4,523	3,612	57
OTC net sales, excluding wholesale OTC	43,352	31,637	33,921

OTC orders shipped	814,251	635,122	586,095
Wholesale OTC orders shipped	110,001	89,154	2,000
OTC orders shipped, excluding wholesale OTC	704,250	545,968	584,095
OTC sales per order shipped, excluding wholesale OTC	$ 62	$ 58	$ 58

NOTE 3: Supplemental information related to the company's OTC net sales excluding wholesale OTC for the three months ended January 2, 2005, September 26, 2004 and December 28, 2003 is presented for informational purposes only and is not prepared in accordance with generally accepted accounting principles.

DRUGSTORE.COM, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	January 2, 2005	December 28, 2003
	(unaudited)	(audited) (1)
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$ 34,219	$ 43,572
Accounts receivable, net of allowances	35,344	26,227
Inventories	19,287	13,647
Prepaid marketing expenses	2,290	2,291
Other current assets	3,027	1,900
Total current assets	94,167	87,637

Fixed assets, net	13,626	14,280
Intangible assets, net	10,101	18,713
Goodwill, net	31,555	53,375
Prepaid marketing expenses	8,015	10,305
Deposits and other assets	102	102
Total assets	$ 157,566	$ 184,412

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 57,510	$ 46,964
Accrued compensation	3,559	2,932
Accrued marketing expenses	2,567	1,870
Other current liabilities	3,837	3,043
Current portion of long term debt	1,158	785
Total current liabilities	68,631	55,594

Long term debt, less current portion	1,807	600

Stockholders' equity:
Common stock, $.0001 par value, stated at amounts paid in:
Authorized shares--250,000,000
Issued and outstanding shares--81,440,927 and 77,361,026 as of January 2, 2005 and December 28, 2003, respectively	807,142	797,534
Deferred stock-based compensation	(3,598)	(635)
Accumulated deficit	(716,416)	(668,681)
Total stockholders' equity	87,128	128,218
Total liabilities and stockholders' equity	$ 157,566	$ 184,412

  Certain prior year amounts have been reclassified to conform to the current year presentation.